Exhibit 10.2

January 23, 2003

This is to certify that I, Yulong Guo own 90% shares of Shenzhen Naiji Electrical Equipment Co., Ltd.  I am holding shares in trust for other 19 smaller shareholders.  Their capital contributions and their proportion of 24,000,000 shares of Asia Electrical Power International Group Inc. are as follows:

			Capital	%	Allocation of
	Name of Shareholder and Address	Surname	Contribution	Ownership	Shares
			USD

1	Zhi-Qiang	Cai	100.71	0.02%	5,000

3	Zhen-Hua	Du	4,028.30	0.83%	200,000

4	Da-Min	Guo	26,989.61	5.58%	1,340,000

5	Geng-He	Guo	100.71	0.02%	5,000

6	Rui-Qian	Guo	26,788.20	5.54%	1,330,000

7	Shao-Zhong	Guo	1,923.86	0.40%	95,517

8	Wei-Hong	Guo	249.41	0.05%	12,383

9	Yu-Long	Guo	216,118.30	44.71%	10,730,000

10	Xue-Jian	Hu	26,788.20	5.54%	1,330,000

11	Yong-Feng Lin		1,611.32	0.33%	80,000

12	Yi	Lu	42.30	0.01%	2,100

13	Qing-Hai	Qian	2,014.15	0.42%	100,000

14	Yun	Sun	1,007.08	0.21%	50,000

15	Ying	Yang	50,353.75	10.42%	2,500,000

16	You-Yue	Yang	402.83	0.08%	20,000

17	Cheng-De	Zheng	10,070.75	2.08%	500,000

18	Li-Peng	Zheng	6,042.45	1.25%	300,000

19	Qiaojiao	Wang	16,113.20	3.33%	800,000

20	Jiqing	Zheng	22,155.65	4.58%	1,100,000

21	Zheng	Liu	22,155.65	4.58%	1,100,000

		Total	435,056	90.00%	21,600,000

The remaining 10% is owned by Xiaoling Chen.  Her capital contribution was $48,340 and she was allocated 2,400,000 shares.

Sincerely,

/s/ Yulong Guo

Yulong Guo

President